Exhibit 1K-2

Corporate Inquiry File Number Corporation Name 19313090 ZUMMO FLIGHT TECHNOLOGIES CORPORATION Domestic Address 2102E ORANGEWOOD AVE PHOENIX, AZ 85020 Statutory Agent Information Agent Name: ROBERT A ZUMMO Agent Mailing/Physical Address: 2102E ORANGEWOOD AVE UNIT 2034 PHOENIX, AZ 85020 Agent Status: APPOINTED 06/06/2014 Agent Last Updated: 08/03/2015 Additional Entity Information Entity Type: BUSINESS Buiness Type: AEROSPACE Incorporation Date: 6/6/2014 Corporation Life Period: PERPETUAL Domicile: ARIZONA County: MARICOPA Approval Date: 6/10/2014 Original Publish Date: Officer Information Name Title Address Date Taking Office Last Updated ROBERT A ZUMMO CHAIRMAN 2102E ORANGEWOOD AVE PHOENIX, AZ 85020 06/06/2014 06/21/2017 Director Information Name Title Address Date Taking Office Last Updated ROBERT A ZUMMO DIRECTOR 2102E ORANGEWOOD AVE UNIT 2034 PHOENIX, AZ 85020 06/06/2014 06/21/2017 Arizona Corporation Commission Page 1 of 2 10/3/2017 1:43:12 PM ARIZONA CORPORATION COMMISSION CORPORATIONS DIVISION WEBSITE ENTITY DETAIL • http://ecorp.azcc.gov/ Annual Reports Next Annual Report Due: 06/06/2018 File Year File Month Date Received Reason Returned Date Returned Extention 2017 6 06/20/2017 2016 6 06/23/2016 2015 6 07/31/2015 Scanned Documents Document Number Description Date Received 06027843 AMENDMENT 08/10/2017 05975617 17 ANNUAL REPORT 06/20/2017 05563566 16 ANNUAL REPORT 06/23/2016 05179430 15 ANNUAL REPORT 07/31/2015 04764847 PUB OF ARTICLES 07/09/2014 04690858 ARTICLES 06/06/2014 Microfilm Location Entered Description 32377055018 07/09/2014 PUB OF ARTICLES Amendments Amendment Date Amendment Type Publish Date Publish Exception 08/10/2017 NAME CHANGE Name Changes/Restructuring Description Corporation Name Date CHANGED FROM RJ HELICOPTER CORPORATION 08/10/2017 Arizona Corporation Commission Page 2 of 2 10/3/2017 1:43:12 PM ARIZONA CORPORATION COMMISSION CORPORATIONS DIVISION WEBSITE ENTITY DETAIL • http://ecorp.azcc.gov/